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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: FEBRUARY 19, 2002
                       (Date of earliest event reported)


                      ALLIANCE FIBER OPTIC PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-31857                77-0554122
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)


                 735 NORTH PASTORIA AVENUE, SUNNYVALE, CA 94304
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (408) 736-6900


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Item 5.    Other Events.

           The 2002 Annual Meeting of Alliance Fiber Optic Products, Inc. (the "Company") will be held on May 17, 2002 at such place and time as will be set forth in the Company's proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company's 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. For the Company's 2002 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no later than March 18, 2001.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: February 19, 2002


                                             ALLIANCE FIBER OPTIC PRODUCTS, INC.



                                             By       /s/ Phil J. Rehkemper
                                                     ---------------------------
                                             Name:   Phil J. Rehkemper
                                             Title:  Chief Financial Officer